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Exhibit 21.1

List of Subsidiaries

Name	State of Incorporation	Percentage Owned
Accountable Care Coalition of Caldwell County, LLC	North Carolina	51%
Accountable Care Coalition of California, LLC	California	100%
Accountable Care Coalition of Central Georgia, LLC	Georgia	51%
Accountable Care Coalition of Coastal Georgia, LLC	Georgia	51%
Accountable Care Coalition of Cumberland County, LLC	Pennsylvania	100%
Accountable Care Coalition of DeKalb, LLC	Georgia	80%
Accountable Care Coalition of East & South Central Texas, LLC	Texas	100%
Accountable Care Coalition of Eastern North Carolina, LLC	North Carolina	51%
Accountable Care Coalition of Georgia, LLC	Georgia	51%
Accountable Care Coalition of Greater Athens Georgia II, LLC	Georgia	51%
Accountable Care Coalition of Greater Athens Georgia, LLC	Georgia	51%
Accountable Care Coalition of Greater Augusta & Statesboro, LLC	Georgia	51%
Accountable Care Coalition of Greater Houston, LLC	Texas	51%
Accountable Care Coalition of Greater New York, LLC	New York	51%
Accountable Care Coalition of Maryland Primary Care, LLC	Maryland	51%
Accountable Care Coalition of Maryland, LLC	Maryland	51%
Accountable Care Coalition of Mississippi, LLC	Mississippi	51%
Accountable Care Coalition of Mount Kisco, LLC	New York	51%
Accountable Care Coalition of North Central Florida, LLC	Florida	51%
Accountable Care Coalition of North Texas, LLC	Texas	51%
Accountable Care Coalition of Northwest Florida, LLC	Florida	51%
Accountable Care Coalition of Sheboygan, LLC	Wisconsin	100%
Accountable Care Coalition of South Georgia, LLC	Georgia	51%
Accountable Care Coalition of Southeast Wisconsin	Wisconsin	51%
Accountable Care Coalition of Syracuse, LLC	New York	51%
Accountable Care Coalition of Texas, Inc.	Texas	100%
Accountable Care Coalition of the Green Mountains, LLC	Vermont	51%
Accountable Care Coalition of the Tri-Counties, LLC	South Carolina	51%
Accountable Care Coalition of Western Georgia, LLC	Georgia	51%
American Pioneer Life Insurance Company	Florida	100%
American Progressive Life & Health Insurance Company of New York	New York	100%
Ameri-Plus Preferred Care, Inc.	Florida	100%
APS Clinics of Puerto Rico, Inc.	Puerto Rico	100%
APS Healthcare Bethesda, Inc.	Iowa	100%
APS Healthcare Holdings, Inc.	Delaware	100%
APS Healthcare Puerto Rico, Inc.	Puerto Rico	100%
APS Healthcare Quality Review, Inc.	Delaware	100%
APS Healthcare, Inc.	Delaware	100%
APS Parent, Inc.	Delaware	100%
AWC of Syracuse, Inc.	New York	100%
Collaborative Health Systems, LLC	New York	100%
Constitution Life Insurance Company	Texas	100%
Essential Care Partners, LLC	Texas	51%
Golden Triangle Physician Alliance	Texas	100%
Heritage Health Systems of Texas, Inc.	Texas	100%
Heritage Health Systems, Inc.	Texas	100%
Heritage Physician Networks	Texas	100%
HHS Texas Management, Inc.	Georgia	100%
HHS Texas Management, LP.	Georgia	100%

Name	State of Incorporation	Percentage Owned
Innovative Resource Group, LLC	Wisconsin	100%
Maine Community Accountable Care Organization, LLC	Maine	51%
Maine Primary Care Holdings, LLC	Maine	97%
Marquette National Life Insurance Company	Texas	100%
Maryland Collaborative Care, LLC	Maryland	51%
NaviHealth Group Holdings, LP	Delaware	14%
Northern Maryland Collaborative Care, LLC	Maryland	51%
Penn Marketing America, LLC	Delaware	100%
Premier Marketing Group, LLC	Delaware	100%
Quincy Coverage Corporation	New York	100%
SelectCare Health Plans, Inc.	Texas	100%
SelectCare of Maine, Inc.	Maine	100%
SelectCare of Texas, Inc.	Texas	100%
Southern Maryland Collaborative Care, LLC	Maryland	51%
TexanPlus Health Centers, LLC	Texas	100%
The Pyramid Life Insurance Company	Kansas	100%
Today's Options of Georgia, Inc.	Georgia	100%
Today's Options of New York, Inc.	New York	100%
Today's Options of Pennsylvania, Inc.	Pennsylvania	100%
Today's Options of Texas, Inc.	Texas	100%
UAM Agent Services Corp.	Iowa	100%
UAM/APS Holding Corp.	Delaware	100%
Universal American Financial Services	Delaware	100%
Universal American Holdings, LLC	Delaware	100%
Virginia Collaborative Care, LLC	Virginia	51%
Worlco Management Services, Inc.	Pennsylvania	100%
Worlco Management Services, Inc.	New York	100%
Worldnet Services Corp.	Florida	100%

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  Exhibit 21.1
List of Subsidiaries